Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2021, relating to the consolidated financial statements of Identiv, Inc., which appears in the Annual Report on Form 10-K of Identiv, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

March 17, 2021